                                  AMERICAN HONDA FINANCE CORPORATION

                  QUARTERLY SERVICER REPORT -- Honda Auto Receivables 1994-A Grantor Trust

                                  April 1, 1996 through June 30, 1996


A. ORIGINAL DEAL PARAMETER INPUTS

(A) Original Total Portfolio                                                    $435,814,748.61
(B) Class A Certificate Ownership Interest of the Trust                                   92.75%
(C) Original Class A Certificate Balance                                        $404,218,179.34
(D) Class A Certificate Rate                                                               4.80%
(E) Original Class B Certificate Balance                                         $31,596,569.27
(F) Class B Certificate Rate                                                               4.80%
(G) Servicing Fee Rate                                                                     1.00%
(H) Original Weighted Average Coupon (WAC)                                                 9.44%
(I) Original Weighted Average Remaining Term (WAM)                                        47.13 month
(J) Number of Contracts                                                                  41,400
(K) Reserve Fund                                                                          $0.00
    (i)    Reserve Fund Initial Deposit Percentage                                         0.15%
    (ii)   Reserve Fund Initial Deposit                                             $653,722.00
    (iii)  Specified Reserve Fund Balance Percent                                          0.75%
    (iv)   Specified Reserve Fund Balance                                         $3,268,611.00
    (v)    Floor Percent                                                                   1.50%
    (vi)   Floor Amount                                                           $6,537,221.00
    (vii)  Floor Trigger Amount                                                 $130,744,425.00
(L) Original Letter of Credit Amount                                                 30,000,000.00
(M) Number of Contructs @2/1/94 (L.C.Reset Percentage Basis)                                     41,400

B. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS

(A) Total Portfolio Outstanding                                                 $130,581,262.37
(B) Total Portfolio Pool Factor                                                       0.2996256
(C) Class A Certificate Balance                                                 $121,114,120.85
(D) Class A Principal Factor                                                          0.2996256
(E) Class B Certificate Balance                                                   $9,467,141.52
(F) Reserve Fund Balance                                                          $6,537,221.00
(G) Outstanding Advance                                                            1,583,665.15
(H) Payahead Account Balance                                                       1,969,442.78
(I) Cumulative Net Losses for All Prior Periods                                    1,883,944.94
(J) Weighted Average Coupon of Remaining Portfolio (WAC)                                   9.05%
(K) Weighted Average Remaining Term of Remaining Portfolio (WAM)                          25.58 month
(L) Number of Contracts                                                                  22,119
(M) Letter of Credit Amount                                                       16,028,260.87

C. INPUTS FROM THE MAINFRAME

(A) Precomputed Contracts Principal
    (i)   Scheduled Principal Collections                                        $15,646,774.92
    (ii)  Prepayments in Full                                                     $7,383,929.29
    (iii) Prepayments in Full Due to Repurchases                                          $0.00
(B) Precomputed Contracts Total Collections                                      $25,019,743.14
(C) Payment Advance                                                                       $0.00
    (i)  Reimbursement of Previous Advances                                        1,356,688.27
    (ii) Current Advance Amount                                                    1,518,022.10
(D) Payahead Account                                                                       0.00
    (i)  Payments Applied                                                            726,115.30
    (ii) Additional Payaheads                                                        970,156.78
(E) Weighted Average Coupon of Remaining Portfolio (WAC)                                   9.01%
(F) Weighted Average Remaining Maturity of Remaining Portfolio (WAM)                      23.15 month
(G) Remaining Number of Contracts                                                                        19,871
(H) Delinquent Contracts
                                                                Contracts                   Amount
                                                             -------------------  --------------------------------
    (i)   30-59 Days Delinquent                                        365 1.84%  $2,468,758.00  2.31%
    (ii)  60-89 Days Delinquent                                         48 0.24%     259,725.00  0.24%
    (iii) 90 Days or More Delinquent                                    20 0.10%     175,368.00  0.16%


D. INPUTS DERIVED FROM OTHER SOURCES

(A) Collection Account Investment Income -- Paid to Servicer                              $0.00
(B) Reserve Fund Investment Income -- Paid to Seller                                 $83,003.56
(C) Aggregate Net Losses for Collection Period                                        12,038.61
(D) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables                          458,692.44
    (ii)  Net Liquidation Proceeds Received During the Collection Period             279,625.06
    (iii) Recoveries on Previously Liquidated Contracts                              167,028.77
(E) Number of Vehicles Repossessed During the Collection Period                               35

EXHIBIT 99

                                  AMERICAN HONDA FINANCE CORPORATION

                  QUARTERLY SERVICER REPORT -- Honda Auto Receivables 1994-A Grantor Trust

                                  April 1, 1996 through June 30, 1996


I. COLLECTIONS


(A) Principal Payments Received (C(A)i-iii)                                      $23,030,704.21
(B) Interest Payments Received (C(B)-(C(A)i-iii))                                  1,989,038.93
(C) Aggregate Net Liquidation Proceeds Received (D(D)ii+iii)                         446,653.83
(D) Principal on Repurchased Contracts (C(A)iv)                                            0.00

(E) Total Collections (Amount deposited to Certificate Account) (A+B+C+D)        $25,466,396.97


II. DISTRIBUTIONS


(A) Principal Payments Received (I(A))                                           $23,030,704.21
(B) Principal on Repurchased Contracts (I(D))                                              0.00
(C) Gross Principal Balance of Liquidated Receivables (D(D)i)                        458,692.44

(D) Total Principal Reduction (A+B+C)                                            $23,489,396.65

(E) Class A Distributable Amount
    (i)   Class A Quarterly Interest Payment (A(D)*B(C))                          $1,361,665.11

    (ii)  Quarterly Principal to Class A (II(D)*A(B))                             21,786,415.39

    (iii) Total Distributable Amount (i+ii)                                      $23,148,080.50

(F) Class B Distributable Amount
    (i)   Class B Quarterly Interest Payment (A(F)*B(E))                            $106,437.44
    (ii)  Quarterly Principal to Class B (II(D)-(E)ii)                             1,702,981.26

    (iii)  Total Class B Distributable Amount (i+ii)                              $1,809,418.70


(G) Required Distributions
    (i)   Servicing Fee (A(G)*B(A))                                                 $305,854.70
    (ii)  Class A Distributable Amount (II(E)iii)                                 23,148,080.50
    (iii)  Class B Distributable Amount (II(F)iii)                                 1,809,418.70
    (iv)  Deposit to Reserve Fund (If Positive (IV(G)-(A)))                                0.00
    (v)   Residual Releases to Seller (IV(F))                                        203,043.07

    (vi)  Total Amount Distributed (i+ii+iii+iv+v)                               $25,466,396.97

(H) Amount of Draw from Reserve Fund (IV(B))                                              $0.00
(I) Sum of Draw from Reserve Fund and Total Collection (I(E)+IV(B))               25,466,396.97


III. POOL BALANCES AND PORTFOLIO INFORMATION

                                                             Beginning                End
                                                             of Period             of Period
(A) Balances and Principal Factors
    (i)   Total Pool Balance                              $130,581,262.37       $107,091,865.72
    (ii)  Total Pool Factor                                     0.2996256             0.2457280
    (iii) Class A Certificate Balance                     $121,114,120.85        $99,327,705.46
    (iv)  Class A Principal Factor                              0.2996256             0.2457280
    (v)   Class B Certificate Balance                       $9,467,141.52         $7,764,160.26

(B) Portfolio Information
    (i)   Weighted Average Coupon (WAC)                              9.05%                 9.01%
    (ii)  Weighted Average Remaining Maturity (WAM)                 25.58 months          23.15 months
    (iii) Remaining Number of Contracts                            22,119                19,871

(C) Outstanding Interest Advance                            $1,583,665.15         $1,744,998.98

EXHIBIT 99

                                  AMERICAN HONDA FINANCE CORPORATION

                  QUARTERLY SERVICER REPORT -- Honda Auto Receivables 1994-A Grantor Trust

                                  April 1, 1996 through June 30, 1996


IV. RECONCILIATION OF RESERVE FUND


(A) Beginning Reserve Fund Balance (B(F))                                         $6,537,221.00
(B) Draw for Class A and Class B Distributable Amount                                      0.00
        (If Positive ((II(E)iii+(G)i)-I(E))
(C) Amount Available for Deposit to the Reserve Fund                                 203,043.07
        (If Positive (I(E)-(II(E)iii+II(G)i+II(F)iii)))
(D) Reserve Fund Balance Prior to Release (IV(A-B+C))                             $6,740,264.07

(E) Reserve Fund Required Amount (Was Trigger or Floor Hit?)                      $6,537,221.00

(F) Residual Releases from Reserve Fund (If Positive (D-E))                               203,043.07

(G) Ending Reserve Fund Balance (D-F)                                              6,537,221.00


V. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY


(A) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables (D(D)i)                 $458,692.44
    (ii)  Net Liquidation Proceeds Received During the Collection Period (D(D)ii     279,625.06
    (iii) Recoveries on Previously Liquidated Contracts (D(D)iii)                    167,028.77
(B) Aggregate Net Losses for Collection Period (V(A)i-ii-iii)                         12,038.61
(C) Cumulative Net Losses for all Periods (V(B)+B(I))                              1,895,983.55

(D) Delinquent and Repossessed Contracts
                                                                Contracts                   Amount
                                                             -------------------   ------------------------------
    (i)   30-59 Days Delinquent                                       365  1.84%  $2,468,758.00  2.31%
    (ii)  60-89 Days Delinquent                                        48  0.24%     259,725.00  0.24%
    (iii) 90 Days or More Delinquent                                   20  0.10%     175,368.00  0.16%

    (iv)  Vehicles Repossessed During the Collection Perio             35  0.16%    $277,092.52  0.26%
    (v)  Total Accumulated Repossessed and in inventory                31  0.14%                 0.22%

VI. TESTS FOR INCREASE IN RESERVE FUND BALANCE


(A) Ratio of Net Losses to the Pool Balance as of Each Collection Period.
    (i)   Second Preceeding Collection Period                                              0.05%
    (ii)  Preceeding Collection Period                                                    -0.20%
    (iii) Current Collection Period                                                        0.28%
    (iv)  Three Month Average (Avg(i,ii,iii))                                              0.05%

(B) Ratio of Number of Contracts Delinquent 60 Days or More and Accumulated Repossessed in inventory to the Outstanding Number of Receivables as of Each Collection Period.
    (i)   Second Preceeding Collection Period                                              0.34%
    (ii)  Preceeding Collection Period                                                     0.41%
    (iii) Current Collection Period                                                        0.50%
    (iv)  Three Month Average (Avg(i,ii,iii))                                              0.42%

(C) Loss and Delinquency Trigger Indicator                                      Trigger Was Not Hit


VII.  LETTER OF CREDIT SUMMARY

(A) Original Letter of Credit Amount   (A(L))                                              30,000,000.00
(B) Reset Percentage (# of conts end of perd/basis #) (III(B)iii) / (A(M))                48.00%
(C) Less Draws                                                                                           -
(D) Balance End of Period  (VII(A) * VII(B))-(VII(C))                                14,399,275.36
(E) L/C Bal as Percentage of Pool Bal at End of Period  (VII(D) / III(A)i)              13.4457%




I hereby certify that the servicing report provided is true and accurate to the best of my knowledge.


By:
/s/ John Weisickle
John Weisickle, Vice President / Finance

EXHIBIT 99
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